UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 27, 2007

Greer Bancshares Incorporated

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-33021	57-1126200
(Commission File Number)	(IRS Employer Identification No.)

1111 W. Poinsett Street, Greer, South Carolina	29650
(Address of principal executive offices)	(Zip Code)

(864) 877-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 27, 2007, the respective boards of directors of Greer State Bank (the “Bank”) and Greer Financial Services, Inc. (“GFS”) approved the merger of GFS into the Bank pursuant to an agreement and plan of merger of the same date. GFS was a wholly-owned subsidiary of the Bank. The Bank is a wholly-owned subsidiary of Greer Bancshares Incorporated (the “Company”). The merger became effective on October 1, 2007.

GFS offers customers mutual funds, stock, annuities and similar investment products exclusively through Raymond James Financial Services, Inc., an independent registered broker-dealer. Following the merger, the former investment products operations of GFS will be conducted through the Greer Financial Services division of the Bank, in a continued relationship with Raymond James.

The merger was effectuated in order to assure compliance with recently promulgated rules of the Securities and Exchange Commission affecting the broker-dealer operations of banks. The Company believes that the merger will not have a material effect on the Bank or its investment services business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREER BANCSHARES INCORPORATED

	By:	/s/ R. Dennis Hennett
	Name:	R. Dennis Hennett
	Title:	Chief Executive Officer
Dated: October 3, 2007